Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CoreSite Realty Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-177052 and 333-177053) and Form S-8 (No. 333-169610) of CoreSite Realty Corporation of our report dated February 24, 2012, with respect to the consolidated balance sheets of CoreSite Realty Corporation as of December 31, 2011 and 2010, and the related consolidated statements of operations and cash flows for the year ended December 31, 2011, the period from September 28, 2010 through December 31, 2010, the period from January 1, 2010 through September 27, 2010, and the year ended December 31, 2009, and stockholders’ equity and comprehensive income for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10-K of CoreSite Realty Corporation.

/s/ KPMG LLP

Denver, Colorado

February 24, 2012